UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	December 15, 2015

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Item 5.03    Amendment to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As reported in Item 5.07 below, AmTrust Financial Services, Inc.’s (the “Company”) stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 150,000,000 shares to 500,000,000 shares. The Company's Board of Directors approved the increase to the Company’s authorized shares of common stock on September 24, 2015, subject to approval by the Company’s stockholders at the Special Meeting of Stockholders held on December 15, 2015.

The Certificate of Amendment of Amended and Restated Certificate of Incorporation reflecting the increase, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference, was filed with the Secretary of State of the State of Delaware on December 15, 2015. A summary of the amendment was included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on November 4, 2015.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held a Special Meeting of Stockholders on December 15, 2015. The certified results of the matters voted upon at the meeting, which are more fully described in the Company’s definitive proxy statement, are as follows:

Description of Matters Submitted

		For	Against	Abstain
1.	Approval of amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 150,000,000 to 500,000,000.	61,736,860	15,996,841	120,869

Item 9.01    Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	December 16, 2015

/s/ Stephen Ungar
Stephen Ungar
SVP, General Counsel and Secretary